Exhibit 99.1

NEWS RELEASE

Range Announces Second Quarter 2023 Results

FORT WORTH, TEXAS, July 24, 2023…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2023 financial results.

Second Quarter 2023 Highlights –

•
Cash flow from operating activities of $127 million.
•
Cash flow from operations, before working capital changes, of $187 million.
•
Capital spending was $175 million, approximately 30% of the 2023 budget.
•
Production averaged 2.1 Bcfe per day, approximately 68% natural gas.
•
Price realizations including hedges of $2.88 per mcfe – premium of $0.78 over NYMEX natural gas.
•
NGL realizations of $21.51 per barrel – premium of $0.33 over Mont Belvieu equivalent.
•
Natural gas differentials, including basis hedging, averaged ($0.47) per mcf to NYMEX.
•
Repurchased $61.6 million face value of 2025 senior notes at a discount.

Commenting on the quarter, Dennis Degner, the Company’s CEO said, “Second quarter results reflect the resilience and durability of Range’s business. Range’s competitive cost structure, low relative capital intensity, liquids optionality and thoughtful hedging allowed us to generate healthy full-cycle margins and maintain our trajectory towards our target capital structure, despite what we expect is a cyclical low in commodity prices. The Range team remains focused on efficiently developing our Marcellus assets to create value for shareholders into what we believe is an improving macro outlook for natural gas and natural gas liquids.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Second Quarter 2023 Results

GAAP revenues for second quarter 2023 totaled $637 million, GAAP net cash provided from operating activities (including changes in working capital) was $127 million, and GAAP net income was $30 million ($0.12 per diluted share). Second quarter earnings results include a $124 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for second quarter 2023 totaled $590 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $187 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $72 million ($0.30 per diluted share) in second quarter 2023.

The following table details Range’s second quarter 2023 unit costs per mcfe(a):

Expenses	2Q 2023 (per mcfe)	2Q 2022 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.13	$ 0.10	30%
Transportation, gathering, processing and compression(a)	1.42	1.70	(16%)
Taxes other than income	0.04	0.04	0%
General and administrative(a)	0.16	0.17	(6%)
Interest expense(a)	0.16	0.21	(24%)
Total cash unit costs(b)	1.90	2.22	(14%)
Depletion, depreciation and amortization (DD&A)	0.45	0.46	(2%)
Total unit costs plus DD&A(b)	$ 2.35	$ 2.68	(12%)

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for second quarter 2023(a):

	2Q23 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,422,158	7,234	102,532	2,080,752

Average NYMEX price	$ 2.10	$73.98	$ 21.18
Differential, including basis hedging	(0.47)	(9.71)	0.33
Realized prices before NYMEX hedges	1.63	64.27	21.51	2.40
Settled NYMEX hedges	0.71	(1.73)	—	0.48
Average realized prices after hedges	$ 2.34	$ 62.54	$ 21.51	$ 2.88

(a)
Totals may not be exact due to rounding

Second quarter 2023 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $2.88 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $1.63 per mcf, or a ($0.47) per mcf differential to NYMEX. The Company continues to expect an average 2023 natural gas differential versus NYMEX to be within a range of ($0.35) to ($0.45) per mcf.

•
Range’s pre-hedge NGL price during the quarter was $21.51 per barrel, approximately $0.33 above the Mont Belvieu weighted equivalent.

•
Crude oil and condensate price realizations, before realized hedges, averaged $64.27 per barrel, or $9.71 below WTI (West Texas Intermediate). Range continues to expect the 2023 condensate differential to average $9.00-$13.00 below WTI.

Capital Expenditures and Operational Activity

Second quarter 2023 drilling and completion expenditures were $166 million. In addition, during the quarter, approximately $9 million was invested in acreage leasehold, gathering systems and other. Second quarter capital spending represented approximately 30% of Range’s total capital budget in 2023.

The table below summarizes expected 2023 activity regarding the number of wells to sales in each area. In aggregate, Range expects to turn to sales approximately 650,000 feet of lateral in 2023.

	Wells TIL 2Q 2023	2023 Planned TIL	Remaining 2023
SW PA Super-Rich	1	3	0
SW PA Wet	7	31	21
SW PA Dry	3	24	17
NE PA Dry	0	3	3
Total Wells	11	61	41

Financial Position and Buyback Activity

As of June 30, 2023, Range had net debt outstanding of approximately $1.63 billion, consisting of $1.79 billion of senior notes and $162 million in cash. During the second quarter, Range repurchased in the open market $61.6 million principal amount of the 4.875% senior notes due 2025 at a discount.

Guidance – 2023

Capital & Production Guidance

Range is targeting a maintenance program in 2023, resulting in approximately flat production at 2.12 – 2.16 Bcfe per day, with ~30% attributed to liquids production. Range’s 2023 all-in capital budget is $570 million - $615 million.

Updated Full Year 2023 Expense Guidance

Direct operating expense:	$0.11 — $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.46 — $1.50 per mcfe
Taxes other than income:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.17— $0.19 per mcfe
Interest expense:	$0.14 —$0.16 per mcfe
DD&A expense:	$0.46— $0.48 per mcfe
Net brokered gas marketing expense:	$0 — $5 million

2023 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2023 Natural Gas:(1)	NYMEX minus $0.35 to $0.45
FY 2023 Natural Gas Liquids:(2)	MB minus $1.00 to +$1.00 per barrel
FY 2023 Oil/Condensate:	WTI minus $9.00 to $13.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis differentials for natural gas to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of June 30, 2023, was a net gain of $30.7 million.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, July 25 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 25th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS

Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	%	2023	2022	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$468,382	$1,356,892		$1,204,664	$2,389,243
Derivative fair value income (loss)	123,734	(239,922)		491,701	(1,178,979)
Brokered natural gas, marketing and other (b)	41,350	106,337		118,767	193,760
Interest income (b)	1,780	30		2,737	41
Other (b)	1,731	1,806		5,468	1,814
Total revenues and other income	636,977	1,225,143	-48%	1,823,337	1,405,879	30%

Costs and expenses:
Direct operating	23,470	19,688		50,039	39,627
Direct operating – stock-based compensation (c)	426	362		841	711
Transportation, gathering, processing and compression	268,190	320,407		553,673	618,194
Transportation, gathering, processing and compression – settlements	—	7,500		—	7,500
Taxes other than income	6,993	8,053		14,887	15,132
Brokered natural gas and marketing	44,340	109,423		110,747	202,027
Brokered natural gas and marketing – stock-based compensation (c)	460	686		1,121	1,205
Exploration	7,145	7,188		11,429	11,435
Exploration – non-cash stock-based compensation (c)	303	318		623	770
Abandonment and impairment of unproved properties	25,786	7,137		33,296	9,133
General and administrative	30,363	32,434		63,785	62,907
General and administrative – stock-based compensation (c)	8,415	10,270		18,015	21,843
General and administrative – lawsuit settlements	748	204		872	695
Exit costs	48,654	36,069		60,977	47,184
Deferred compensation plan (d)	11,153	(19,221)		20,549	54,122
Interest expense	29,769	38,863		60,626	83,964
Interest expense – amortization of deferred financing costs (e)	1,348	3,138		2,693	5,212
(Gain) loss on early extinguishment of debt	(439)	22		(439)	69,232
Depletion, depreciation and amortization	85,016	86,498		171,578	172,102
Gain on sale of assets	(106)	(82)		(244)	(413)
Total costs and expenses	592,034	668,957	-11%	1,175,068	1,422,582	-17%

Income (loss) before income taxes	44,943	556,186	-92%	648,269	(16,703)	3981%

Income tax (benefit) expense:
Current	(300)	9,000		2,399	13,751
Deferred	15,012	94,331		134,192	(26,501)
	14,712	103,331		136,591	(12,750)

Net income (loss)	$30,231	$452,855	-93%	$511,678	$(3,953)	13044%

Net Income (Loss) Per Common Share:
Basic	$0.12	$1.81		$2.10	$(0.02)
Diluted	$0.12	$1.77		$2.07	$(0.02)

Weighted average common shares outstanding, as reported:
Basic	238,970	243,492	-2%	238,497	244,416	-2%
Diluted	241,105	248,650	-3%	241,069	244,416	-1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	June 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
Assets
Current assets	$385,324	$538,662
Derivative assets	256,668	41,915
Natural gas and oil properties, successful efforts method	6,016,670	5,890,404
Transportation and field assets	1,732	2,434
Operating lease right-of-use assets	52,637	84,070
Other	77,141	68,077
	$6,790,172	$6,625,562

Liabilities and Stockholders’ Equity
Current liabilities	$647,465	$864,678
Asset retirement obligations	4,570	4,570
Derivative liabilities	—	151,417

Bank debt	—	9,509
Senior notes	1,772,655	1,832,451

Total debt	1,772,655	1,841,960

Deferred tax liability	467,768	333,571
Derivative liabilities	1,018	15,495
Deferred compensation liabilities	64,633	99,907
Operating lease liabilities	18,135	20,903
Asset retirement obligations and other liabilities	114,629	112,981
Divestiture contract obligation	311,692	304,074

Common stock and retained earnings	3,826,424	3,305,198
Other comprehensive income	485	467
Common stock held in treasury	(439,302)	(429,659)
Total stockholders’ equity	3,387,607	2,876,006
	$6,790,172	$6,625,562

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30			Six Months Ended June 30,
	2023	2022	%	2023	2022	%

Total revenues and other income, as reported	$636,977	$1,225,143	-48%	$1,823,337	$1,405,879	30%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(47,148)	(167,788)		(380,647)	638,134
Total revenues, as adjusted, non-GAAP	$589,829	$1,057,355	-44%	$1,442,690	$2,044,013	-29%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss)	$30,231	$452,855	$511,678	$(3,953)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	15,012	94,331	134,192	(26,501)
Depletion, depreciation, amortization and impairment	85,016	86,498	171,578	172,102
Abandonment and impairment of unproved properties	25,786	7,137	33,296	9,133
Derivative fair value (income) loss	(123,734)	239,922	(491,701)	1,178,979
Cash settlements on derivative financial instruments	76,586	(407,710)	111,054	(540,845)
Divestiture contract obligation	48,559	35,907	60,774	46,861
Amortization of deferred issuance costs and other	1,284	3,155	2,594	5,120
Deferred and stock-based compensation	20,722	(7,958)	41,403	78,155
Gain on sale of assets and other	(106)	(82)	(244)	(413)
(Gain) loss on early extinguishment of debt	(439)	22	(439)	69,232

Changes in working capital:
Accounts receivable	92,768	(165,872)	317,981	(107,198)
Other current assets	2,337	(17,191)	(2,998)	(23,099)
Accounts payable	(65,321)	(15,622)	(76,143)	36,374
Accrued liabilities and other	(82,111)	19,314	(211,479)	(162,827)
Net changes in working capital	(52,327)	(179,371)	27,361	(256,750)
Net cash provided from operating activities	$126,590	$324,706	$601,546	$731,120

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided from operating activities, as reported	$126,590	$324,706	$601,546	$731,120
Net changes in working capital	52,327	179,371	(27,361)	256,750
Exploration expense	7,145	7,188	11,429	11,435
Lawsuit settlements	748	204	872	695
Transportation, gathering, processing and compression settlements	—	7,500	—	7,500
Non-cash compensation adjustment and other	194	518	48	911
Cash flow from operations before changes in working capital – non-GAAP measure	$187,004	$519,487	$586,534	$1,008,411

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic:
Weighted average shares outstanding	244,414	250,151	244,043	250,853
Stock held by deferred compensation plan	(5,444)	(6,659)	(5,546)	(6,437)
Adjusted basic	238,970	243,492	238,497	244,416

Dilutive:
Weighted average shares outstanding	244,414	250,151	244,043	250,853
Dilutive stock options under treasury method	(3,309)	(1,501)	(2,974)	(6,437)
Adjusted dilutive	241,105	248,650	241,069	244,416

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	%	2023	2022	%
Natural gas, NGL and oil sales components:
Natural gas sales	$225,359	$909,754		$666,939	$1,539,677
NGL sales	200,717	374,699		457,157	713,068
Oil sales	42,306	72,439		80,568	136,498
Total oil and gas sales, as reported	$468,382	$1,356,892	-65%	$1,204,664	$2,389,243	-50%

Derivative fair value income (loss), as reported:	$123,734	$(239,922)		$491,701	$(1,178,979)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(77,725)	367,347		(114,375)	466,805
NGLs	—	10,505		—	22,823
Crude Oil	1,139	29,858		3,321	51,217
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$47,148	$167,788		$380,647	$(638,134)

Transportation, gathering, processing and compression components:
Natural gas	$142,121	$176,788		$294,710	$337,224
NGLs	125,815	151,119		258,527	288,459
Oil	254	—		436	11
Total transportation, gathering, processing and compression, as reported	$268,190	$327,907		$553,673	$625,694

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$303,084	$542,407		$781,314	$1,072,872
NGL sales	200,717	364,194		457,157	690,245
Oil sales	41,167	42,581		77,247	85,281
Total	$544,968	$949,182	-43%	1,315,718	1,848,398	-29%

Production of oil and gas during the periods (a):
Natural gas (mcf)	129,416,394	131,721,014	-2%	263,062,458	262,971,351	0%
NGL (bbl)	9,330,430	8,784,851	6%	18,620,169	17,238,296	8%
Oil (bbl)	658,249	716,168	-8%	1,231,285	1,446,630	-15%
Gas equivalent (mcfe) (b)	189,348,468	188,727,128	0%	382,171,182	375,080,907	2%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,422,158	1,447,484	-2%	1,453,384	1,452,880	0%
NGL (bbl)	102,532	96,537	6%	102,874	95,239	8%
Oil (bbl)	7,234	7,870	-8%	6,803	7,992	-15%
Gas equivalent (mcfe) (b)	2,080,752	2,073,924	0%	2,111,443	2,072,270	2%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$1.74	$6.91	-75%	$2.54	$5.85	-57%
NGL (bbl)	$21.51	$42.65	-50%	$24.55	$41.37	-41%
Oil (bbl)	$64.27	$101.15	-36%	$65.43	$94.36	-31%
Gas equivalent (mcfe) (b)	$2.47	$7.19	-66%	$3.15	$6.37	-51%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.34	$4.12	-43%	$2.97	$4.08	-27%
NGL (bbl)	$21.51	$41.46	-48%	$24.55	$40.04	-39%
Oil (bbl)	$62.54	$59.46	5%	$62.74	$58.95	6%
Gas equivalent (mcfe) (b)	$2.88	$5.03	-43%	$3.44	$4.93	-30%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.24	$2.78	-55%	$1.85	$2.80	-34%
NGL (bbl)	$8.03	$24.25	-67%	$10.67	$23.31	-54%
Oil (bbl)	$62.14	$59.46	5%	$62.37	$58.94	6%
Gas equivalent (mcfe) (b)	$1.46	$3.29	-56%	$1.99	$3.26	-39%

Transportation, gathering and compression expense per mcfe	$1.42	$1.74	-18%	$1.45	$1.67	-13%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	%	2023	2022	%

Income (loss) from operations before income taxes, as reported	$44,943	$556,186	-92%	$648,269	$(16,703)	3981%
Adjustment for certain special items:
Gain on sale of assets	(106)	(82)		(244)	(413)
Change in fair value related to derivatives prior to settlement	(47,148)	(167,788)		(380,647)	638,134
Abandonment and impairment of unproved properties	25,786	7,137		33,296	9,133
(Gain) loss on early extinguishment of debt	(439)	22		(439)	69,232
Transportation, gathering, processing and compression settlements	—	7,500		—	7,500
Lawsuit settlements	748	204		872	695
Exit costs	48,654	36,069		60,977	47,184
Brokered natural gas and marketing – non-cash stock-based compensation	460	686		1,121	1,205
Direct operating – non-cash stock-based compensation	426	362		841	711
Exploration expenses – non-cash stock-based compensation	303	318		623	770
General & administrative – non-cash stock-based compensation	8,415	10,270		18,015	21,843
Deferred compensation plan – non-cash adjustment	11,153	(19,221)		20,549	54,122

Income before income taxes, as adjusted	93,195	431,663	-78%	403,233	833,413	-52%

Income tax (benefit) expense, as adjusted
Current	(300)	9,000		2,399	13,751
Deferred (a)	21,735	107,916		90,345	208,353

Net income excluding certain items, a non-GAAP measure	$71,760	$314,747	-77%	$310,489	$611,309	-49%

Non-GAAP income per common share
Basic	$0.30	$1.29	-77%	$1.30	$2.50	-48%
Diluted	$0.30	$1.27	-76%	$1.29	$2.45	-47%

Non-GAAP diluted shares outstanding, if dilutive	241,105	248,650		241,069	249,945

(a) Taxes are estimated to be approximately 23% for 2023 and deferred taxes were estimated to be 25% for 2022.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss), as reported	$30,231	$452,855	$511,678	$(3,953)
Adjustment for certain special items:
Gain on sale of assets	(106)	(82)	(244)	(413)
(Gain) loss on early extinguishment of debt	(439)	22	(439)	69,232
Change in fair value related to derivatives prior to settlement	(47,148)	(167,788)	(380,647)	638,134
Transportation, gathering, processing and compression settlements	—	7,500	—	7,500
Abandonment and impairment of unproved properties	25,786	7,137	33,296	9,133
Lawsuit settlements	748	204	872	695
Exit costs	48,654	36,069	60,977	47,184
Non-cash stock-based compensation	9,604	11,636	20,600	24,529
Deferred compensation plan	11,153	(19,221)	20,549	54,122
Tax impact	(6,723)	(13,585)	43,847	(234,854)

Net income excluding certain items, a non-GAAP measure	$71,760	$314,747	$310,489	$611,309

Net income (loss) per diluted share, as reported	$0.12	$1.77	$2.07	$(0.02)
Adjustment for certain special items per diluted share:
Gain on sale of assets	(0.00)	(0.00)	(0.00)	(0.00)
(Gain) loss on early extinguishment of debt	(0.00)	0.00	(0.00)	0.28
Change in fair value related to derivatives prior to settlement	(0.20)	(0.67)	(1.58)	2.55
Transportation, gathering, processing and compression settlements	—	0.03	—	0.03
Abandonment and impairment of unproved properties	0.11	0.03	0.14	0.04
Lawsuit settlements	0.00	0.00	0.00	0.00
Exit costs	0.20	0.15	0.25	0.19
Non-cash stock-based compensation	0.04	0.05	0.09	0.10
Deferred compensation plan	0.05	(0.08)	0.09	0.22
Adjustment for rounding differences	0.01	(0.01)	0.01	—
Tax impact	(0.03)	(0.05)	0.18	(0.94)
Dilutive share impact (rabbi trust and other)	—	0.05	0.04	—

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.30	$1.27	$1.29	$2.45

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.30	$1.29	$1.30	$2.50
Diluted	$0.30	$1.27	$1.29	$2.45

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues
Natural gas, NGL and oil sales, as reported	$468,382	$1,356,892	$1,204,664	$2,389,243
Derivative fair value income (loss), as reported	123,734	(239,922)	491,701	(1,178,979)
Less non-cash fair value (gain) loss	(47,148)	(167,788)	(380,647)	638,134
Brokered natural gas and marketing and other, as reported	44,861	108,173	126,972	195,615
Less ARO settlement and other (gains) losses	(3,511)	(1,836)	(8,205)	(1,855)
Cash revenue applicable to production	586,318	1,055,519	1,434,485	2,042,158

Expenses
Direct operating, as reported	23,896	20,050	50,880	40,338
Less direct operating stock-based compensation	(426)	(362)	(841)	(711)
Transportation, gathering and compression, as reported	268,190	327,907	553,673	625,694
Less transportation, gathering and compression settlements	—	(7,500)	—	(7,500)
Taxes other than income, as reported	6,993	8,053	14,887	15,132
Brokered natural gas and marketing, as reported	44,800	110,109	111,868	203,232
Less brokered natural gas and marketing stock-based compensation	(460)	(686)	(1,121)	(1,205)
General and administrative, as reported	39,526	42,908	82,672	85,445
Less G&A stock-based compensation	(8,415)	(10,270)	(18,015)	(21,843)
Less lawsuit settlements	(748)	(204)	(872)	(695)
Interest expense, as reported	31,117	42,001	63,319	89,176
Less amortization of deferred financing costs	(1,348)	(3,138)	(2,693)	(5,212)
Cash expenses	403,125	528,868	853,757	1,021,851

Cash margin, a non-GAAP measure	$183,193	$526,651	$580,728	$1,020,307

Mmcfe produced during period	189,348	188,727	382,171	375,681

Cash margin per mcfe	$0.97	$2.79	$1.52	$2.72

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Income (loss) before income taxes, as reported	$44,943	$556,186	$648,269	$(16,703)
Adjustments to reconcile (loss) income before income taxes to cash margin:
ARO settlements and other gains	(3,511)	(1,836)	(8,205)	(1,855)
Derivative fair value (income) loss	(123,734)	239,922	(491,701)	1,178,979
Net cash receipts (payments) on derivative settlements	76,586	(407,710)	111,054	(540,845)
Transportation, gathering and compression settlements	—	7,500	—	7,500
Exploration expense	7,145	7,188	11,429	11,435
Lawsuit settlements	748	204	872	695
Exit costs	48,654	36,069	60,977	47,184
Deferred compensation plan	11,153	(19,221)	20,549	54,122
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	9,604	11,636	20,600	24,529
Interest – amortization of deferred financing costs	1,348	3,138	2,693	5,212
Depletion, depreciation and amortization	85,016	86,498	171,578	172,102
Gain on sale of assets	(106)	(82)	(244)	(413)
(Gain) loss on early extinguishment of debt	(439)	22	(439)	69,232
Abandonment and impairment of unproved properties	25,786	7,137	33,296	9,133
Cash margin, a non-GAAP measure	$183,193	$526,651	$580,728	$1,020,307